UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2013 Amarantus Bioscience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Bridge Financing”) with an institutional investor pursuant to which the investor purchased an aggregate principal amount $250,000 12% debentures due June 7, 2014 (the “Debentures”), with a payment schedule of $125,000 upon execution and $125,000 within 30 days. The Debentures are convertible into common stock at a conversion price of $0.032 per share, subject to adjustment. The Company may repurchase this note at any time for 125% of the purchase price. Aegis Capital served as placement agent on the transaction and received 10% in placement agent fees.

In connection with the offer and sale of the Debentures, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 22, 2013, the Company entered into a letter of intent to in-license a Phase 2 drug candidate in L-Dopa-Induced Dyskinesia Parkinson’s Disease from an undisclosed third party. Once licensed the Company intends to initiate a Phase 2b clinical trial within 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: June 13, 2013	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer